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[LETTERHEAD]

                                                            EXHIBIT 23
                                                               TO
                                                        FORM 11-K FOR 1999






                       CONSENT OF INDEPENDENT ACCOUNTANTS


We consent to the incorporation by reference in the registration statements of Cincinnati Bell Inc. on Form S-8 (File No. 33-29332), Form S-8 (File No. 33-60209), Form S-8 (File No. 33-1462), Form S-8 (File No. 33-1487), Form S-8
(File No. 33-29331), Form S-8 (File No. 33-36381), Form S-8 (File No. 33-36380),
Form S-14 (File No. 2-82253), Form S-8 (Form No. 333-38743), Form S-8 (File No. 333-28381), Form S-8 (File No. 333-38763), Form S-8 (File No. 333-28385), Form
S-3 (File No. 333-65581) and Form S-8(333-77011) of our report dated June 24, 1999 on our audits of the consolidated financial statements of Cincinnati Bell Inc. Retirement Savings Plan as of December 31, 1998 and 1997, and for the year ended December 31, 1998 which report is included in this Form 11-K.


/s/ PricewaterhouseCoopers LLP


Cincinnati, Ohio
June 29, 1999